Exhibit 3.48

BYLAWS

OF

PREMIER AMBULATORY SURGERY OF DUNCANVILLE, INC.

i

ii

BYLAWS OF

PREMIER AMBULATORY SURGERY OF DUNCANVILLE, INC.

ARTICLE 1: REFERENCES.

Section 1.1:     General Corporation Law. All references in these Bylaws to sections without further description and all references to the “General Corporation Law” refer to the General Corporation Law of the State of Delaware, codified at Title 8, Chapter 1 of the Delaware Code.

Section 1.2:     Construction of Terms.

1.2.1  Definitions in the General Corporation Law will govern the construction of these Bylaws.

1.2.2  The term “the Corporation” refers to Premier Ambulatory Surgery of Duncanville, Inc.

1.2.3  The terms “Certificate” and “Certificate of Incorporation” refer to the Certificate of Incorporation of the Corporation as amended from time to time.

1.2.4  The masculine gender includes the feminine and neuter.

1.2.5  The singular number includes the plural and the plural number includes the singular.

1.2.6  The term “person” includes a corporation as well as a natural person.

1.2.7  The term “Stockholders’ Agreement” means the Stockholders Agreement among Premier Ambulatory Systems, Inc., Robert J. Zasa, Robert C. Williams, Richard L. Jackson, Gerald R. Benjamin, HealthCare Ventures III, L.P., and HealthCare Ventures IV, L.P., Everest Trust and such other persons who later become signatories to the Stockholders’ Agreement, provided that the Agreement has been executed by the parties.

ARTICLE 2: STOCKHOLDERS’ AGREEMENT.

Section 2.1:     Stockholders’ Agreement. Provided that the stockholders named in Section 1.2.7 have executed the Stockholders’ Agreement, then the terms and conditions contained in the Stockholders’ Agreement shall take precedence over any provision of these Bylaws.

ARTICLE 3: OFFICES.

Section 3.1:     Principal Executive Office. The principal executive office of the Corporation initially will be located within the County of Los Angeles, California. The Board of Directors has the authority to change the location of the principal executive office from one location to another, within or without the State of California.

Section 3.2:     Other Offices. The Board of Directors has the authority to establish other business offices of the Corporation from time to time, at any place or places where the Corporation is qualified to do business.

ARTICLE 4: STOCKHOLDERS.

Section 4.1:     Annual Meeting. The annual meeting of the stockholders will be held between April 1 and April 30, inclusive, on such date and at such time and place as the Board of Directors determines. The purposes of the annual meeting are to elect directors and to transact any other proper business.

If the Board of Directors does not designate the place of the annual meeting, then the meeting will be held at the principal executive office of the Corporation.

Section 4.2:     Special Meetings.

4.2.1  Special meetings of the stockholders may be held for any lawful purpose at such time and place as is stated in the notice of the meeting. Special meetings may be called by the Board of Directors; by the Chairman of the Board, President, Secretary and any other officers authorized by the Board of Directors to call special meetings; and by the holders of shares of stock entitled to cast at least twenty-five percent (25%) of the votes of such meeting. If the notice does not state the place of meeting, then the meeting will be held at the principal executive office of the Corporation.

4.2.2  Upon request for a special meeting of the stockholders made in writing to the chairman, president or secretary by holders of shares of stock entitled to cast at least twenty-five percent (25%) of the votes of such meeting, the officer forthwith will cause notice to be given and delivered to the stockholders entitled to vote at the meeting. The notice will specify that the meeting will be held at the time requested by the requesting holders of stock, but in no event less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If the officer does not give the notice within fourteen (14) days after receipt of the request, the requesting holders of stock may give the notice of the meeting.

Section 4.3:     Notice. Waiver of Notice and Exceptions.

4.3.1  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given. The written notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided in the General Corporation Law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

4.3.2  Whenever notice is required to be given under any provision of the General Corporation Law, under the Certificate or under these Bylaws, a written waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholder need be specified in any written waiver of notice.

4.3.3  Whenever notice is required to be given, under any provision of the General Corporation Law, under the Certificate or under these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

4.3.4  Whenever notice is required to be given under the General Corporation Code, under the Certificate or under these Bylaws, to any stockholder, to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two (2) consecutive annual meetings, or (ii) all, and at least two (2) payments (if sent by first class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required pursuant to this Section 4.3.4 of the Bylaws.

Section 4.4:     Delivery of Notice. Notice of a meeting of the stockholders will be given either personally, or by first-class mail or other commercially recognized means of written communication. If personal notice, notice is given when communicated. If mailed notice, notice is given when deposited in the Untied States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. If notice by other commercially recognized means of written communication, notice is given when sent to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4.5:     Notice of an Adjourned Meeting. When a meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the new time and place are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as otherwise provided in these Bylaws.

Section 4.6:     Record Date For Stockholders.

4.6.1  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and it shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.6.2  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and it shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

4.6.3  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted, and it shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopted the resolution relating thereto.

Section 4.7:     Proxy Representation.

4.7.1  Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

4.7.2  Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to Section 4.7.1 of these Bylaws, the following shall constitute a valid means by which a stockholder may grant such authority.

4.7.2.1  A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

4.7.2.2  A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are not inspectors, such other persons making that determination shall specify the information upon which they relied.

4.7.3  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 4.7.2 of these Bylaws may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

4.7.4  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 4.8:     Quorum and Acts of the Stockholders.

4.8.1  A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders.

4.8.2  In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

4.8.3  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

4.8.4  Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present hi person or represented by proxy at the meeting shall be the act of such class.

Section 4.9:     Vote. Unless otherwise provided in the Certificate and subject to the provisions of Section 213 of the General Corporation Law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. To the extent the Certificate provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of shares shall refer to such majority or other proportion of the votes of such shares.

Section 4.10:     Conduct of Meetings. Meetings of the stockholders will be presided over by one of the following officers in the following order of seniority and if present and acting: The Chairman of the Board, the President, the Chief Financial Officer and the General Counsel. If none of the foregoing officers is present and acting, a majority of the shares represented at the meeting and entitled to vote will elect a chairperson for the meeting.

The Secretary of the Corporation, or in his absence, an Assistant Secretary, will act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairperson of the meeting will appoint a person to act as the secretary of the meeting.

Section 4.11:     Ballot. Elections of directors at a meeting need not be by ballot unless a stockholder demands election by ballot at the election prior to the vote. In all other matters, voting need not be by ballot.

Section 4.12:     Consent to Action Without a Meeting.

4.12.1  Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting of such stockholders, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book hi which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

4.12.2  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date consent delivered hi the manner required by this Section 4.12 of the Bylaws to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

4.12.3  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law other than Section 228, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under that other section of the General Corporation Law shall state, in lieu of any statement otherwise required by that other section concerning any vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the General Corporation Law, and that written notice has been given as provided in Section 228.

ARTICLES:  BOARD OF DIRECTORS.

Section 5.1:     General Function and Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the General Corporation Law or in the Certificate.

Section 5.2:     Number and Qualifications.

5.2.1  The authorized number of directors constituting the Board of Directors shall be fixed by the Board Of Directors or by the stockholders, but in no event shall the number of directors exceed five (5). The number of directors may be changed from time to time by an amendment of these Bylaws. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

5.2.2  Directors need not be stockholders of the Corporation or residents of any particular state.

Section 5.3:     Election and Term of Office.

5.3.1  The initial director(s) shall be elected by the incorporator(s).

5.3.2  Each director, including directors who are elected to fill any vacancies, shall hold office until the next annual meeting of the stockholders and his successor is elected and qualified, or until his earlier resignation, removal or death.

Section 5.4:     Resignation. Any director may resign at any time upon written notice to the Corporation. A resignation will take effect upon receipt by the Corporation, unless the notice specifies a later time. The Corporation may fill the position of director pursuant to Section 5.6, upon receipt of a notice of resignation, but prior to its effective date, with the election of the new director taking effect with the resignation.

Section 5.5:     Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 5.6:     Filling of Vacancies.

5.6.1  The Board of Directors may fill any vacancy in the Board which exists between the annual meeting of the stockholders, or between any special meetings of the stockholders called for the purpose of electing directors. The vacancies may be filled by the vote of a majority of the directors then in office or by a sole remaining director, although less than a quorum exists.

5.6.2  The stockholders may elect a director at any time to fill any vacancy which the Board of Directors is entitled to fill, but which it has not filled.

5.6.3  For purposes of this Section 5.6, “vacancy” includes the office of director being vacant because of the resignation, removal or death of the incumbent. “Vacancy” also includes the office of director being vacant by reason of an increase in the number of directors, which offices have not been filled by the stockholders.

Section 5.7:     Quorum and Acts of the Board of Directors.

5.7.1  A majority of the total number of directors shall constitute a quorum for the transaction of business. Directors having a conflict of interest may be counted in determining if a quorum is present.

5.7.2  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

5.7.3  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of disinterested directors.

Section 5.8:     Meetings of the Board of Directors.

5.8.1  Annual Meetings. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, or at such tune and place as may be fixed by the Board of Directors. The purposes of the annual meeting are to elect officers and to transact any other proper business.

If the place of the meeting has not been determined, then the meeting will be held at the principal executive office of the Corporation. If the newly elected Board of Directors meets immediately following the annual meeting of the stockholders at which the directors were elected, then call and notice of the meeting are hereby waived. If the newly elected Board of Directors meets pursuant to a time and place fixed by the Board of Directors, notice of the annual meeting shall be given as in the case of a special meeting of the Board of Directors.

5.8.2  Regular Meetings. Regular meetings of the Board of Directors may be held without notice or waiver thereof if the time and place of such meetings have been established by resolution of the Board.

5.8.3  Special Meetings. Special meetings may be held for any lawful purpose at such time and place as is stated in the notice of the meeting. Special meetings may be called at any tune by the Chairman of the Board, the President, the Chief Financial Officer, the General Counsel, the Secretary, or any two (2) directors. If the place of the meeting has not been determined, then the meeting will be held at the principal executive office of the Corporation.

Section 5.9     Notice. Waiver of Notice and Adjourned Notice.

5.9.1  Notice. Special meetings will be held upon prior notice of at least four (4) days. Notice shall be delivered by any means permitted to be used to give notice of a stockholders’ meeting. The notice need not specify the purposes of the meeting.

5.9.2  Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to the protesting director at or before its commencement.

5.9.3  Adjourned Notice. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than four (4) days, notice of any adjournment to another time or place will be given prior to the time of the adjourned meeting to the directors who were not present at the tune of adjournment.

Section 5.10:     Location of Meetings: Office. The Board of Directors may hold its meetings, and have an office or offices, outside of Delaware.

Section 5.11:     Meeting Participation by Telephone. Members of the Board of Directors or of any committee of the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.11 of the Bylaws shall constitute presence in person at such meeting.

Section 5.12:     Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board, or Committee.

Section 5.13:     Approvals. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, will be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals will be filed with the corporate records or made a part of the minutes of the meeting.

Section 5.14:      Compensation of Directors. The Board of Directors has the authority to fix the compensation of directors.

Section 5.15:     Committees of the Board of Directors.

5.15.1  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority in reference to any of the following:

5.15.1.1  Amending the Certificate (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151 (a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

5.15.1.2  Adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law;

5.15.1.3  Recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

5.15.1.4  Amending the Bylaws of the Corporation;

5.15.1.5  To declare a dividend;

5.15.1.6  To authorize the issuance of stock; or

5.15.1.7  To adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.

5.15.2  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

5.15.3  Notice, waiver of notice and adjourned notice of committees of the Board of Directors shall be given as the same are given for the Board of Directors.

Section 5.16:     Reliance of Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.17:     Interested Directors.

A director of the Corporation, in the exercise of his fiduciary duty to the Corporation, shall disqualify himself from a vote of the Board of Directors with respect to a transaction (an “Interested Transaction”) in which a potential conflict of interest exists between the director and (i) the Corporation or (ii) the stockholders or class of stockholders which designated the director pursuant to the Stockholders’ Agreement. A director shall disqualify himself from any vote of the Board of Directors with respect to Interested Transactions including, but not limited to, the following:

5.17.1  The hiring or retention of a director as an employee of, or consultant to, or provider of services to the Corporation;

5.17.2  The approval or amendment, modification or termination of an employment or retention agreement, or other services contract with a director as an employee of or consultant to, or provider of services to the Corporation, or the waiver of any rights of the Corporation;

5.17.3  The increase in compensation of a director in his capacity as an employee of, or consultant to, or provider of services to the Corporation;

5.17.4  The termination of employment, or retention of a director as an employee of, or consultant to, or provider of services to the Corporation, whether or not such employment or retention is pursuant to an employment or retention agreement, or other services contract, or the determination whether such termination is for cause;

5.17.5  The making of a loan to a director by the Corporation, or the guaranteeing by the Corporation of a loan to a director by a third party;

5.17.6  The indemnification of a director by the Corporation, except as expressly provided for in these Bylaws;

5.17.7  The sale or other transfer of any securities or other property to a director by the Corporation, or the purchase or other acquisition of any securities or other property from a director by the Corporation; and

5.17.8  Any transaction between the Corporation and any member of the family of a director, or any Affiliated Entity (as defined below) of a director or family member of a director.

5.17.9  In the event a Stockholder offers his shares to the Corporation pursuant to the Stockholders Agreement, the offering Stockholder, if a director, shall not participate in a vote of the Board of Directors to consider whether the Corporation will purchase the offered shares. In the event all the directors disqualify themselves from voting with respect to an Interested Transaction on the agenda of the Board of Directors, the Secretary shall promptly call a special meeting of stockholders to vote upon an increase in the number of directors and the election of directors to fill the vacancies created thereby.

Section 5.18:     Unanimous Vote For Certain Action BY The Board Of Directors.

Prior to the effective date of the Corporation’s first Public Offering (as defined in the Stockholders Agreement; the affirmative vote of all of the directors or the unanimous written consent of the directors shall be required to approve any of the actions enumerated below:

5.18.1 The taking of any action, or the agreement to take any action, by the Corporation referred to in Section A.3(b) of Article III of the Certificate of Incorporation of the Corporation;

5.18.2 The granting of options to purchase shares of Common Stock (subject to adjustment to prevent dilution), to employees of and consultants to the Corporation or the initiation of any other benefit plan involving capital stock of the Corporation, including but not limited to employee stock ownership plans or any incentive or performance-based compensation arrangements.

5.18.3 The amendment, modification, or termination of the Stockholders’ Agreement, or waiver of any rights of the Corporation thereunder;

5.18.4 The designation of any committee of the Board of Directors, or any member of any a committee, the removal or replacement of any member of any committee of the Board of Directors or the designation of any director as an alternate member of any committee;

5.18.5 The adoption of any resolution proposing an amendment or addition to or a repeal of any provision of the Certificate of Incorporation of the Corporation, or the adoption of any amendment or addition to or a repeal of any provision of these Bylaws;

5.18.6 The commencement of legal proceedings asserting a claim by the Corporation against a director or former director;

5.18.7 The declaration or payment of a dividend or other distribution on any of the capital stock of the Corporation other than the conversion of the Preferred Stock;

5.18.8 The sale or other disposition by the Corporation of assets having a sale price, or creation of consensual liens on assets having a fair market value, in excess of twenty percent (20%) of the consolidated net assets of the Corporation as of the end of the preceding fiscal year in any single transaction or related series of transactions;

5.18.9 The occurrence of any secured or unsecured indebtedness by the Corporation for borrowed money in a total amount in excess of two (2) times the stockholders’ equity of the Corporation, including the Preferred Stock, as of the end of the preceding fiscal year, and any refinancing or refunding of such indebtedness;

5.18.10 Any Interested Transaction and any other transaction between the Corporation and any director or any member of the family of any director, partnership, trust or other entity in which any director or family member of a director has a substantial interest or is an officer, director, trustee, partner or holder of more than five percent (5%) of the capital stock thereof (an “Affiliated Entity”), or any transaction between the Corporation and any officer of the Corporation or any stockholder holding more than five percent (5%) of the outstanding shares of any class or series of capital stock of the Corporation (a “5% Stockholder”) or any member of the family or Affiliated Entity of any officer of the Corporation or 5% Stockholder, provided, however, that the affirmative vote of three (3) disinterested directors shall be sufficient to authorize indemnification of a director or officer pursuant to these Bylaws;

5.18.11 The hiring or retention by the Corporation of any employee of or consultant to any person or entity referred to in subparagraph 5.18.10 above; or

5.18.12 Any entry into any line of business other than related to the ownership or management of freestanding surgery centers.

ARTICLE 6: OFFICERS.

Section 6.1:     Officers. The officers of the Corporation will be a Chairman of the Board, a President, a Chief Financial Officer, a Treasurer, a Secretary, a General Counsel, if deemed necessary, expedient or desirable by the Board of Directors, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles and duties as determined by the Board of Directors. Any number of offices may be held by the same person.

Section 6.2:     Election and Term.

6.2.1 The Board of Directors shall elect the initial officers of the Corporation. The Board of Directors shall fill any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise.

6.2.2 Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal.

Section 6.3:     Resignation. Any officer may resign at any time upon written notice to the Corporation. A resignation will take effect upon receipt by the Corporation, unless the notice specifies a later time. The Board of Directors may fill the office upon receipt of a notice of resignation, but prior to its effective date, with the appointment taking effect with the resignation.

Section 6.4:     Removal. Any officer may be removed, either with or without cause, by action of the Board of Directors. However, removal of an officer does not affect rights or remedies which the Corporation or the officer may have.

Section 6.5:     Chairman of the Board.

6.5.1 The Chairman of the Board will have such general powers and duties of management as are usually vested in the office of the chairman of the board.

6.5.2 The Chairman of the Board, if present, will preside at all meetings of the stockholders and at all meetings of the Board of Directors.

6.5.3 The Chairman of the Board will have such other powers and duties as may be prescribed by these Bylaws or the Board of Directors.

Section 6.6:     President.

6.6.1 The President is the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he will have general direction over the operations of the Corporation.

6.6.2 The President will act in the absence or disability of the Chairman of the Board.

6.6.3 The President will have such other powers and duties as may be prescribed by these Bylaws, the Board of Directors or the Chairman of the Board.

6.6.4 The Board of Directors is not required to appoint a President. In the absence of an appointment by the Board of Directors, or the Corporation having entered into a current contract for a President, the Chairman of the Board will hold the title of, and perform the duties of the President.

All other officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as may be prescribed in the resolutions of the Board of Directors designating and choosing such officers or prescribing the authority and duties of the various officers of the corporation, and as are customarily incident to their office, except to the extent that such resolutions may be inconsistent therewith.

Section 6.7:     Chief Financial Officer.

6.7.1 The Chief Financial Officer is also a Senior Vice President.

6.7.2 In the absence or disability of the Chairman of the Board and President, the Chief Financial Officer will perform all the duties of the Chairman of the Board. When so acting he will have all of the powers of and be subject to all the restrictions otherwise placed upon the Chairman of the Board.

6.7.3 The Chief Financial Officer will keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles adequate and correct accounts of the financial transactions of the Corporation. The books of account will at all reasonable times be open to inspection by any director.

6.7.4 The Chief Financial Officer will deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He will disburse the funds of the Corporation as may be ordered by the Board of Directors, will render to the Chairman of the Board and President and to any director upon request an account of all his transactions and of the financial condition of the Corporation.

6.7.5 The Chief Financial Officer will have such other powers and perform such other duties as may be prescribed by these Bylaws, the Board of Directors, Chairman of the Board, or the President.

Section 6.8:     Treasurer.

6.8.1 The Treasurer is responsible for the treasury functions of the Corporation. Subject to the control of the Board of Directors and the Chairman of the Board, he will have general direction over the treasury functions.

6.8.2 The Treasurer will have such other powers and duties as may be prescribed by these Bylaws, the Board of Directors or the Chairman of the Board.

6.8.3 The Board of Directors is not required to appoint a Treasurer. In the absence of an appointment by the Board of Directors, the Chief Financial Officer will hold the title of, and perform the duties of, the Treasurer.

Section 6.9:     Secretary.

6.9.1 The Secretary will keep or cause to be kept at the principal executive office or such other place as the Board of Directors may designate, a book of minutes of all of the meetings of the Board of Directors, of the committees of the Board of Directors, and of the stockholders. These minutes shall include the time and place, whether annual, regular or special and how authorized if special, the notice given, the names of those present at directors’ and committees’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings and transactions thereof.

6.9.2 The Secretary will keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register or duplicate share register indicating the names of the stockholders and their addresses, the number, classes and series of shares of stock held by each, the numbers and dates of the certificates representing the same, and the number and date of cancellation of every certificate surrendered for cancellation.

6.9.3 The Secretary will keep the seal of the Corporation in safe custody. The Secretary may provide for duplicates of the seal to maintained at such locations as may be convenient to the Corporation.

6.9.4 The Secretary will have such other powers and perform such other duties as may be prescribed by these Bylaws, the Board of Directors or the Chairman of the Board.

Section 6.10:     General Counsel.

6.10.1 The General Counsel is also a Senior Vice President.

6.10.2 In the absence or disability of the Chairman of the Board, the President and the Chief Financial Officer, the General Counsel will perform all the duties of the Chairman of the Board. When so acting he will have all of the powers of and be subject to all the restrictions otherwise placed upon the Chairman of the Board.

6.10.3 The General Counsel will perform or oversee the performance of all legal services necessary or proper for the Corporation.

6.10.4 The General Counsel will have such other powers and perform such other duties as may be prescribed by these Bylaws, the Board of Directors or the Chairman of the Board.

Section 6.11:     Other Officers.

6.11.1 All other officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as may be prescribed in the resolutions of the

Board of Directors designating and choosing such officers or prescribing the authority and duties of the various officers of the corporation, and as are customarily incident to their office, except to the extent that such resolutions may be inconsistent therewith.

ARTICLE 7: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 7.1:     Indemnification Respecting Third Party Claims. The Corporation, to the full extent permitted and in the manner required by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or, if at a tune when he was a director, officer, employee or agent of the Corporation was a director, officer, partner, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Affiliate”), against expense (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of an Affiliate, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 7.4 of this Article.

Section 7.2:     Indemnification Respecting Derivative Claims. The corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought’ in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, is or was serving at the request of, or to represent the interests of, the corporation as a Subsidiary Officer of an Affiliate against expenses (including attorneys’ fees and disbursements) and costs actually and reasonable incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and except to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this Section, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section against costs and expense incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 7.6 of this Article.

Section 7.3:     Determination Of Entitlement To Indemnification. Any indemnification under Section 7.1 or 7.2 of this Article (unless ordered by a court) shall be made by die Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought, or (ii) if such a quorum is not obtained, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In the event a request for indemnification is made by any person referred to in Section 7.1 or 7.2, the Corporation shall cause such determination to be made not later than 60 days after such request is made.

Section 7.4:     Right To Indemnification Upon Successful Defense And For Service As A Witness.

7.4.1 Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expense (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

7.4.2 To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative or investigative in nature) or in any investigation by or of the Corporation), the Corporation shall indemnify such person against expense (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith within 30 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs. The Corporation may indemnify an employee or agent of the Corporation to the same extent it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this Section.

Section 7.5:     Advance Of Expenses. Expenses and costs incurred by any person referred to in Section 7.1 or 7.2 of this Article in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article.

Section 7.6:     Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expense and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other ways permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expense and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity while holding any such position.

Section 7.7:     Accrual Of Claims: Successor. The indemnification provided or permitted under this Article shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification under this Article shall continue after he shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 7.8:     Corporate Obligations: Successors. This Article shall be deemed to create a binding obligation on the part of the Corporation to its current and former officers and directors and their heirs, distributees, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article, without giving notice thereof to the Corporation.

Section 7.9:     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 7.10:     Definitions Of Certain Terms.

7.10.1 For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence had continued, would have been permitted under applicable law to indemnify its directors, officer, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interest of, such constituent corporation as a director, officer, employee or agent of any Affiliate shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

7.10.2 For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involve services by, such director, officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE 8: STOCK.

Section 8.1:     Certificates.

8.1.1 The shares of the Corporation shall be represented by certificates. The certificates shall state the name of the record holder of the shares represented by them, the kind or the series and the number of shares of stock owned by the holder, the par value if any of the shares of stock represented thereby, and such other statements, as applicable, as prescribed by law or the Board of Directors.

8.1.2 The certificates shall be signed by, or in the name of the Corporation, by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or the Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 8.2:     Payment for Stock: Failure to Pay.

8.2.1 The capital stock of the Corporation shall be paid for in such amounts and at such times as the directors may require. The directors may, from time to time, demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding in the whole the balance remaining unpaid on said stock, and such sum so demanded shall be paid to the Corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed at least thirty (30) days before the time for such payment, to each holder of or subscriber for stock which is not fully paid at his last known postoffice address.

8.2.2 When any stockholder fails to pay any installment or call upon his stock which may have been properly demanded by the directors, at the time when such payment is due, the directors may collect the amount of any such installment or call or any balance thereof remaining unpaid, from the said stockholder by an action at law, or they shall sell at public sale such part of the shares of such delinquent stockholder as will pay all demands then due from him with interest and all incidental expenses, and shall transfer the shares so sold to the purchaser, who shall be entitled to a certificate therefor. Notice of the time and place of such sale and of the sum due on each share shall be given by advertisement at least one (1) week before the sale, in a newspaper of the county in Delaware where the Corporation’s registered office is located, and such notice shall be mailed by the Corporation to such delinquent stockholder at his last known postoffice address, at least twenty (20) days before such sale. If no bidder can be had to pay the amount due on the stock, and if the amount is not collected by an action at law, which may be brought within the county where the Corporation has its registered office, within one (1) year from the date of the bringing of such action at law, the said stock and the amount previously paid in by the delinquent stockholder on the stock shall be forfeited to the Corporation.

Section 8.3:     Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE 9: MISCELLANEOUS.

Section 9.1:     Records:  Storage and Inspection.

9.1.1 The Corporation will keep at its principal executive office the original or a copy of the Certificate as amended, and the original or a copy of the Bylaws as amended.

9.1.2 The Corporation will keep at its principal executive office the original or a copy of the minutes of meetings of the stockholders, of the Board of Directors and of the committees of the Board of Directors.

9.1.3 The Corporation will keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its stockholders, listing the names and addresses of all stockholders and the number and class of shares of stock held by each.

9.1.4 Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in this State or at its principal place of business.

9.1.5 If the Corporation, or an officer or agent thereof, refuses to permit an inspection sought by a stockholder or attorney or other agent acting for the stockholder pursuant to Section 9.1.4 of these Bylaws or does not reply to the demand within five (5) business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection. The Court of Chancery is hereby vested with exclusive jurisdiction to determine whether or not the person seeking inspection is entitled to the inspection sought. The court may summarily order the Corporation to permit the stockholder to inspect the Corporation’s stock ledger, an existing list of stockholders, and its other books and records, and to make copies or extracts therefrom; or the Court may order the Corporation to furnish to the stockholder a list of its stockholders as of a specific date on condition that the stockholder first pay to the Corporation the reasonable cost of obtaining and furnishing such list and on such other conditions as the Court deems appropriate. Where the stockholder seeks to inspect the Corporation’s books and records, other than its stock ledger or list of stockholders, he shall first establish (i) that he has complied with the provisions of Sections 9.1.4 and 9.1.5 respecting the form and manner of making demand for inspection of such documents; and (ii) that the inspection he seeks is for a proper purpose. Where the stockholder seeks to inspect the Corporation’s stock ledger or list of stockholders and he has complied with the provisions of these Sections 9.1.4 and 9.1.5 respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the Corporation to establish that the inspection he seeks is for an improper purpose. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other or further relief as the court may deem just and proper. The court may order books, documents and records, pertinent extracts therefrom, or duly authenticated copies thereof, to be brought within the State of Delaware and kept in the State upon such terms and conditions as the order may prescribe.

9.1.6 The term “stockholder” in Sections 9.1.4 and 9.1.5 includes only stockholders of record.

9.1.7 Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

Section 9.2:     Corporate Seal. The Board of Directors will adopt, and may alter, a corporate seal. The corporate seal will be in such form as the Board of Director may prescribe.

Section 9.3:     Fiscal Year. The fiscal year shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE 10: AMENDMENT.

The Bylaws may be amended or repealed or new Bylaws may be adopted by the Board of Directors pursuant to Section 5.18.5, or by the stockholders.

CERTIFICATE OF SECRETARY

I hereby certify that the foregoing is a true and correct copy of the Bylaws of Premier Ambulatory Surgery of Duncanville, Inc. as adopted by the Board of Directors as of March 1, 1993 and that as of March 1, 1993, the foregoing Bylaws have not been changed and they remain in full force and effect.

By:	/s/ Robert C. Williams
Robert C. Williams, Secretary Premier Ambulatory Surgery of Duncanville, Inc.